Exhibit 99.(j)

                   [LETTERHEAD OF ANCHIN, BLOCK & ANCHIN LLP]



                         CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of Lazard Funds, Inc. Post-Effective Amendment No. 29 to Registration Statement on Form N-1A of our report dated February 5, 2004, relating to the financial statements and financial highlights of Lazard Funds, Inc. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the captions "Independent Auditors" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.





                                               Anchin, Block & Anchin LLP






April 28, 2004